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                                                                   EXHIBIT 10(o)

                           RESTRICTED STOCK AGREEMENT
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  THIS RESTRICTED STOCK AGREEMENT dated as of January 3, 1992 between JWP INC., a Delaware corporation (the "Company" or "JWP"), and DAVID L. SOKOL (the "Executive").

  WHEREAS, JWP has adopted the Senior Incentive Compensation and Restricted Stock Award Plan (the "Plan") pursuant to which it may grant to Eligible Executives (as defined in the Plan) awards of shares of Common Stock of JWP;

  WHEREAS, in order to induce the Executive to join the Company, JWP hereby wishes to grant an award of such shares to the Executive;

  WHEREAS, the Plan requires the Executive to enter into a Restricted Stock Agreement setting forth the terms of the grant of such shares, of which 100,000 shares are treasury shares and of which 50,000 shares are newly issued shares;

  NOW, THEREFORE, in consideration of the mutual premises set forth herein, the parties hereto agree as follows:

  1. Restricted Stock Award. In consideration of the sum of one dollar and
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other good and valuable consideration, the Executive is hereby granted 150,000 shares (the "Shares") pursuant to the Plan, and in connection therewith the Executive

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is herewith paying JWP $.10 per share in respect of each of the 50,000 newly issued shares being delivered to him. The certificates for the Shares shall contain the following legend:

    "The shares may not be sold, transferred, or otherwise disposed of unless the Company shall receive an opinion of counsel reasonably satisfactory to it that the disposition of such shares is in compliance with the Securities Act of 1933 and unless such disposition is in compliance with the terms of an agreement dated as of January 3, 1992 entered into between the Company and the registered holder hereof pursuant to the terms of the Senior Incentive Compensation and Restricted Stock Award Plan of the Company."

  2. Restrictions on Transferability. (a) The Shares may not be sold or
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otherwise be disposed of ("Disposition") by the Executive prior to the dates referred to in paragraph (b) below; provided that the Shares, even when available for Disposition, may not be sold or otherwise disposed of by the Executive unless there is then in effect a registration statement under the Securities Act of 1933 (the "Act") permitting the resale to the public by the Executive of the Shares or an exemption from such registration exists and the Executive delivers an opinion of counsel, reasonably satisfactory to JWP, that such exemption is available.

  (b) Except as otherwise provided herein, (i) one-third of the Shares shall be available for Disposition on and after the date hereof, (ii) one-third of the Shares shall be available for Disposition on and after the first anniversary of the date

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hereof, and (iii) the balance of the Shares shall be available for Disposition on and after the second anniversary of the date hereof.

  3. Taxes. The value of the Shares are compensation to the Executive, and JWP
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is required to remit a withholding tax in respect thereof to governmental authorities. Accordingly, promptly following the date hereof, it is understood and agreed that the Executive shall pay to JWP in cash sufficient funds to provide withholding tax funds to JWP to remit to governmental authorities whether federal, state, local or foreign.

  4. Adjustments. In the event the Executive receives additional shares by
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reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or the like, in respect of the Shares such shares shall be deemed "Shares," subject to the terms and conditions of this Agreement, and the certificates for such shares shall contain the legend set forth in Section 1 hereof. In the event of any merger or consolidation of JWP in which JWP shall not be the surviving corporation, or in the event of any sale or transfer by JWP of substantially all of its assets, the date of termination of the transfer restrictions set forth in Section 2 hereof shall be advanced to a date to be fixed by the Board of Directors of JWP, which date may not be more than 15 days prior to such merger, consolidation, or sale or transfer.

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  5. Rights as a Stockholder. Except as otherwise provided herein, the
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Executive shall have all of the rights of a stockholder of JWP, including the right to receive any cash or stock dividends in respect of, and shall have the right to vote, the Shares.

  6. No Assignment. The Shares may not be assigned or transferred otherwise
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than by will or by the laws of descent and distribution.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     JWP INC.

                                     By: /s/ Andrew T Dwyer
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                                         Andrew T Dwyer

                                         /s/ David L. Sokol
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                                         David L. Sokol

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